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                CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated March 13, 1998, accompanying the financial statements of the Dean Witter Select Equity Trust, Standard & Poor's Platinum Portfolio, Select Strategy Stocks - March 1998, included herein and to the refer-ence to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                   Deloitte & Touche LLP
                                   ---------------------
                                   Deloitte & Touche LLP



March 13, 1998
New York, New York